SYNCOR INTERNATIONAL CORPORATION
20001 Prairie Street
Chatsworth, California 91311


THIS PROXY IS SOLICITED BY THE
BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF SHAREHOLDERS ON
MAY 10, 1994.                            The undersigned hereby appoints
                                         Monty Fu and Gene R. McGrevin, and
                                         each of them, Proxies for the
The Meeting will be held at the          undersigned to vote all the stock of
Harbor Court Hotel,                      Syncor International Corporation
550 Light Street,                        owned by the undersigned at the
Baltimore, Maryland, 21202,              Annual Meeting of its Shareholders
and will begin at                        to be held on May 10, 1994, and at
1:00 p.m., local time.                   any adjournment(s) thereof, for the
                                         election of three of the eight Direc-
                                         tors, and any other matters which may
                                         properly come before the meeting, as
                                         indicated on this card and as set
                                         forth in the Proxy Statement, subject
                                         to any directions indicated on this
                                         card.

                                         IF NO DIRECTIONS ARE GIVEN, THE PROXIES
                                         INTEND TO VOTE THE SHARES REPRESENTED
                                         BY THIS PROXY AS RECOMMENDED BY THE
                                         BOARD OF DIRECTORS ON THE MATTERS
                                         DESCRIBED ON THE REVERSE SIDE.

                                         THIS PROXY REVOKES ALL PROXIES PRE-
                                         VIOUSLY GRANTED BY THE UNDERSIGNED
                                         FOR ANY PURPOSE.

                                         If you do not sign and return a Proxy,
                                         or attend the Meeting, your shares
                                         cannot be voted.

                                         (Please date and sign on reverse side.)


                                    (FRONT)


Syncor International Corporation's Directors recommend a vote "FOR" the nominees, and SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED. The Board of Directors knows of no other proposed matters to be brought before the meeting.




1.  ELECTION OF DIRECTORS   /   /  FOR all nominees  /   / WITHHOLD AUTHORITY
                           ____                     ____
                                   listed below            to vote for all
                                   (except as marked       nominees listed
                                   to the contrary         below
                                   below)

    Dr. Steven B. Gerber, Arnold E. Spangler and Dr. Gail R. Wilensky for the three year term expiring in 1997.

    (INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name in the space provided below.)

    ______________________________________________________________________


2. If any other matters are properly brought before the Meeting, or any adjournment(s) thereof, the persons named on the reverse side as Proxies or their substitutes are authorized to vote in accordance with their best judgment.

    SIGN HERE AS NAME(S) APPEAR IN PRINT

    X_______________________________  DATE:_________________________, 1994

    X_______________________________  DATE:_________________________, 1994


Please sign and date this Proxy and return it promptly. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. Joint owners should both sign.



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